SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           CURRENT REPORT ON FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                        Date of Report: November 26, 1996
                        (Date of Earliest event reported)


                         *******************************


                          MEDIZONE INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)




Nevada                             2-93277-D                      87-0412648
State of                           Commission                     IRS Taxpayer
Incorporation                      Registration No.               I.D. Number




            123 East 54th Street, Suite 7B, New York, New York 10022
                     Address of Principal executive offices


                  Registrant's telephone number: (212) 421-0303

Item 9. Sales of Equity Securities Pursuant to Regulation S


          On November 26 and November 27, 1996, Medizone International, Inc. (the "Registrant") sold an aggregate of $45,000 of its securities, in units (the "Units"), each Unit consisting of 10,000 shares of the Registrant's common stock, par value $.001 (the "Common Stock"), and a warrant to purchase 20,000 shares of the Registrant's Common Stock at an exercise price of $.10 until May 31, 1997 (the "Warrant") at a per Unit price of $1,000. A total of 45 Units were sold to five individual investors, each a resident of New Zealand. The transactions were consummated directly by the Registrant pursuant to Regulation S, promulgated under the Securities Act of 1933. Each of the investors has agreed that no sale of the Common Stock contained in the Units or the Common Stock issuable upon the exercise of the Warrants may be made to a U.S. person (as such term is defined in Regulation S) for a period of two years from the date of the issuance of such security.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, one of its officers thereunto duly authorized.

Dated:  New York, NY
        December 3, 1996

                                      MEDIZONE INTERNATIONAL, INC.



                                      By: s/Joseph S. Latino
                                          --------------------------------------
                                           Joseph S. Latino
                                           President